EXHIBIT 5
                              [Jenkens & Gilchrist

                           A PROFESSIONAL CORPORATION

                            2200 ONE AMERICAN CENTER
                               600 CONGRESS AVENUE
                               AUSTIN, TEXAS 78701            DALLAS, TEXAS
                                                             (214) 855-4500

                                 (512) 499-3800             CHICAGO, ILLINOIS
                            TELECOPIER (512) 404-3520        (312) 425-3900

                                                              HOUSTON, TEXAS
                                 www.jenkens.com              (713) 951-3300

                                                         LOS ANGELES, CALIFORNIA
                                                              (310) 820-8800

                                                           SAN ANTONIO, TEXAS
 J. Rowland Cook                                             (210) 246-5000
 (512) 499-3821
rcook@jenkens.com                                           WASHINGTON, D.C.
                                                             (202) 326-1500
                                  May 24, 2000

USOL Holdings, Inc.
10300 Metric Boulevard
Austin, Texas  78758

         Re:      USOL Holdings, Inc.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         On May 24, 2000, USOL Holdings, Inc., an Oregon corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1993, as amended (the "Act"), relating to the offer and sale by certain Company securityholders of an aggregate of 1,500,000 warrants (the "Warrants") and the issuance by the Company of 1,500,000 shares of common stock, no par value per share (the "Common Stock") upon the exercise of the Warrants. We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, in each case as amended to date, (ii) copies of resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement and the Merger Agreement between the Company and USOL Holdings, Inc., a Delaware corporation, (iii) the Registration Statement and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

                                  Exhibit 5-1

         Based upon the foregoing examination, we are of the opinion that: 1) the Warrants have been duly and validly authorized and are legally issued, fully paid and non-assessable; and 2) upon issuance and delivery against payment therefor in accordance with the terms of the Warrant, the Common Stock will be validly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Respectfully submitted,

                                    JENKENS & GILCHRIST,
                                    A Professional Corporation

                                    By:     /s/J. Rowland Cook
                                           -------------------------------------
                                           J. Rowland Cook, Authorized Signatory

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